   As filed with the Securities and Exchange Commission on September 6, 2000

                                                       REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          __________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   under the
                            SECURITIES ACT OF 1933
                          __________________________

                            PARADIGM GENETICS, INC.
            (Exact name of Registrant as specified in its charter)

             DELAWARE                                             56-2047837
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              104 Alexander Drive
                 Research Triangle Park, North Carolina 27709
                                (919) 425-3000
                   (Address of Principal Executive Offices)

                PARADIGM GENETICS, INC. 1998 STOCK OPTION PLAN
PARADIGM GENETICS, INC. 2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                          (Full titles of the plans)

                             John A. Ryals, Ph.D.
                     Chief Executive Officer and President
                            PARADIGM GENETICS, INC.
                              104 Alexander Drive
                 Research Triangle Park, North Carolina 27709
                                (919) 425-3000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ______________________________


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                             Proposed           Proposed
         Title of                        Amount to be        maximum            maximum           Amount of
securities to be registered             registered (1)    offering price       aggregate       registration fee
                                                           per share (2)   offering price (2)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          1,601,470 shares        $ 2.59           $ 4,147,808         $1,096
                                      1,671,379 shares        $16.22           $27,109,767         $7,157
                                      _______________                                              _________
                                      3,272,849 shares                                             $8,253
===============================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Paradigm Genetics, Inc. 1998 Stock Option Plan and the Paradigm Genetics, Inc. 2000 Employee, Director and Consultant Stock Option Plan (the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (August 30, 2000) within 5 business days prior to filing this Registration Statement.

================================================================================

                                 EXPLANATORY NOTE
                                 ----------------


     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

         The following documents filed by the Registrant (the "Company") with the Commission are incorporated herein by reference:

         (a) The Company's Prospectus dated May 5, 2000 filed with the Commission pursuant to Rule 424(b) of the Securities Act in connection with the Registrant's Registration Statement on Form S-1 (No. 333-30758).

         (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-30365) filed with the Commission on April 17, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         (c) The Company's Report on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2000 (File No. 0-30365) filed with the Commission pursuant to the Securities Exchange Act of 1934.

         (d) The Company's Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 0-30365) filed with the Commission pursuant to the Securities Exchange Act of 1934.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         The Company's restated certificate of incorporation provides that it shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of Paradigm Genetics, Inc. or is or was serving as an officer or director of another entity at the Company's request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 60 days after it receives a written claim for such indemnification, the Company's bylaws authorize the claimant to bring an action against the Company and prescribes what constitutes a defense to such action.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Tenth of the Company's restated certificate of incorporation eliminates the liability of a director to the Company or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

           o from any breach of the director's duty of loyalty to the Company or its stockholders;

           o from acts or omissions that the director, at the time of the breach, knew or believed were clearly in conflict with the best interests of the corporation;

           o   under Section 174 of the Delaware General Corporation Law; and

           o from any transaction from which the director derived an improper personal benefit.

         The Company carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         (3.1) Restated Certificate of Incorporation (Filed as Exhibit 3.2 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

         (3.2) Amended and Restated By-laws (Filed as Exhibit 3.4 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

         (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                (included in opinion of counsel filed as Exhibit 5).

         (23.2) Consent of PricewaterhouseCoopers  LLP.

         (24) Power of Attorney (included on the signature page of this Registration Statement).

         (99.1) Paradigm Genetics, Inc. 1998 Stock Option Plan (Filed as Exhibit
                10.1 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

         (99.2) Paradigm Genetics, Inc. 2000 Employee, Director and Consultant
                Stock Option Plan (Filed as Exhibit 10.48 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

Item 9.  Undertakings.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina on September 6, 2000.


                                    PARADIGM GENETICS, INC.



                                    By /s/ John A. Ryals
                                       ---------------------------------------
                                       John A. Ryals
                                       Chief Executive Officer and President


          Each person whose signature appears below constitutes and appoints John A. Ryals and Ian A. W. Howes, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Paradigm Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures                            Title                                Date
      ----------                            -----                                ----
/s/ John A. Ryals             Chief Executive Officer, President           September 6, 2000
-----------------------
John A. Ryals                 and Director (Principal executive officer)


/s/ Ian A. W. Howes           Vice President of Finance and                September 6, 2000
-----------------------
Ian A. W. Howes               Chief Financial Officer (Principal
                              financial and accounting officer)

/s/ G. Steven Burrill         Director                                     September 6, 2000
-----------------------
G. Steven Burrill


/s/ Dennis Dougherty          Director                                     September 6, 2000
-----------------------
Dennis Dougherty


/s/ Terrance McGuire          Director                                     September 6, 2000
--------------------

Terrance McGuire


/s/ Michael Summers           Director                                     September 6, 2000
-------------------
Michael Summers


/s/ Robert Goodman            Director                                     September 6, 2000
------------------
Robert Goodman


/s/ Henri Zinsli              Director                                     September 6, 2000
----------------
Henri Zinsli

                            PARADIGM GENETICS, INC.

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


Exhibit
Number       Description
------       -----------

(3.1) Restated Certificate of Incorporation (Filed as Exhibit 3.2 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(3.2) Amended and Restated By-laws (Filed as Exhibit 3.4 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)       Consent of PricewaterhouseCoopers  LLP.

(24) Power of Attorney (included on the signature page of this Registration Statement).

(99.1)       Paradigm Genetics, Inc. 1998 Stock Option Plan (Filed as Exhibit
             10.1 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(99.2) Paradigm Genetics, Inc. 2000 Employee, Director and Consultant Stock Option Plan (Filed as Exhibit 10.48 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).